Exhibit 99.1

Storm Cat Energy Corporation Announces
First Quarter 2008 Financial And Operating Results

DENVER, Colorado and CALGARY, Alberta – May 9, 2008 – Storm Cat Energy Corporation (AMEX: SCU; TSX: SME) today reported first quarter 2008 financial and operating results.

During the first quarter of 2008 we made significant progress in our transition towards profitability.  Our revenue for the quarter was a record $6.0 million, a 53.8% increase from the first quarter of 2007.  Operating Cash Flow(1) from our oil and gas activities increased 14.8% to $2.8 million.  Adjusted EBITDA(2) was $1.4 million, an increase of 484.1% over the first quarter of 2007.  Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release. With improved natural gas pricing and improving production, we are building a solid foundation for future growth.

We are actively developing our assets to increase shareholder value. We are encouraged by the initial production from our first three operated wells in our Fayetteville Shale area.  Additionally, we have significantly enhanced the value of our Powder River Basin (“PRB”) assets through our purchase of 14,000 net undeveloped acres in our operating area.  This acquisition provides us significant new drilling inventory and essentially doubles our reserve potential in the PRB.  We continue to make progress in Elk Valley, an asset we believe will be important in the long term growth potential of the Company.

Financial Update (all figures in U.S. Dollars)
Natural gas revenue for the quarter ended March 31, 2008 was $6.0 million, representing a 53.8% increase over first quarter 2007.  We accomplished this record revenue through pure organic growth.

Production sales volume for the first quarter of 2008 was a record 987.1 Million cubic feet (MMcf) an increase of 48.3% over first quarter 2007.  We have increased sales volumes organically the last five quarters.

For the quarter, we reported a net loss of $3.6 million, or $0.04 per share, as compared to a net loss of $1.4 million, or $0.02 per share, for the first quarter of 2007.

Inclusive of hedging, the average realized gas price for the first quarter was $6.10 per thousand cubic feet (Mcf), 3.7% higher than the first quarter 2007 average price of $5.88 per thousand cubic feet (Mcf).  Excluding hedging, the realized gas price for the first quarter of 2008 was $5.98 per Mcf.

Gathering and transportation expenses increased approximately $0.2 million from $0.6 million in the first quarter of 2007 to $0.8 million in the first quarter of 2008.  The increase in total expense was a direct result of increased production volumes.

Lease operating expenses (excluding taxes) increased to $1.7 million in the first quarter of 2008 compared to $0.6 million in the first quarter of 2007.  This increase resulted primarily from additional wells added through our successful drilling program, higher per well lease operating costs resulting from fuel and generator rental costs associated with new wells in our PRB development areas where the electrical infrastructure has yet to be installed and higher per well lease operating costs on our Sheridan and Ford Ranch areas resulting from higher water production from sales interruptions in the fourth quarter of 2007 and the first quarter of 2008.

Ad valorem and property taxes increased approximately $0.4 million to $0.7 million in the first quarter of 2008 compared to $0.3 million in the first quarter of 2007.  The increase resulted from gas volume increases over the past year and slightly higher gas prices in the PRB during the first quarter of 2008.

Depreciation, depletion and amortization increased by $0.6 million to $2.2 million in the first quarter of 2008 compared to $1.6 million in the first quarter of 2007.  This increase resulted from increased production resulting from our successful drilling activities over the past year.

Total assets increased 4.0% to $137.8 million at March 31, 2008 from $132.6 million at year-end 2007.  The book value of oil and gas properties increased 5.0% to $123.1 million at March 31, 2008 from $117.3 million at year-end 2007.

Weighted average shares outstanding for the first quarter 2008 increased to 81.1 million as compared to 80.5 million in the first quarter of 2007.  The increase in average shares outstanding is attributed to the exercise of outstanding options, the vesting of restricted share units and the issuance of new restricted share units.

Operations Update (all figures in U.S. Dollars)
Current total net production is 15.3 million cubic feet per day (MMcf/d), an increase of 25.4% from 12.2 MMcf/d at year end 2007.

Powder River Basin
During the first quarter of 2008 we invested a total of $5.5 million in the PRB.  These capital dollars were used for drilling, completion, permitting, staking and water management plans for the 2008 drilling programs, as well as roads, water management, infrastructure upgrades and well repair.  We drilled 11 wells in the PRB during the quarter and have since drilled six additional wells.

As previously announced, on April 15, 2008, we acquired approximately 14,000 undeveloped net acres in Sheridan County, Wyoming for approximately $5.6 million. The acquisition acreage is located in and around our current operations in the PRB. The acquisition increases our PRB acreage to 50,000 net acres and adds an additional two years of drilling inventory in the PRB, increasing our total drilling inventory to four years (based on current development plans).

Fayetteville Shale
We invested $2.7 million in capital in our Fayetteville Shale project in the first quarter of 2008.  We commenced our 2008 drilling with the spudding of the first five wells. The 2008 drilling program continues to progress. Completion activities on the Ballard 1-18H, our first 2008 horizontal well, are expected to occur within the next week.  The drilling of the horizontal lateral of the second 2008 well, the Owen 1-18H, is underway.

We are currently producing and selling gas from three operated wells, the Kamalmaz 1-13H, the Vaughan 1-18H and the Files 1-12H. As previously announced, the high pressure pipeline connecting our acreage to the Ozark interstate pipeline was placed in service and we achieved first sales in mid-April.

Elk Valley, B.C.
In Elk Valley we have nine wells on production and continue to progress in our dewatering efforts. We invested $0.4 million in the first quarter of 2008 in connection with our dewatering activities in the project.  Additionally, to advance our de-watering, installation of larger down hole equipment and fluid level sensors has been completed.  We remain encouraged by the gas rates we are observing and remain in active discussions with third-party pipeline operators concerning the design and possible installation of a gas sales pipeline.

Storm Cat’s fixed-price natural gas hedges are summarized as follows:

2008 remaining– 3,094,500 MMBtu at average price $7.02 CIG
2009 – 4,603,000 MMBtu at average price $7.22 CIG
2010 – 1,295,000 MMBtu at average price $6.90 CIG

Financial schedules accompany this press release.  Please reference the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission and with Canadian securities regulators on SEDAR for important notes to the financial statements.

About Storm Cat Energy
Storm Cat Energy is an independent oil and gas company focused on the exploration, production and development of large unconventional gas reserves from fractured shales, coal beds and tight sand formations and, secondarily, from conventional formations. The Company has producing properties in Wyoming's Powder River Basin and Arkansas' Arkoma Basin and exploration and development acreage in Canada. The Company's shares trade on the American Stock Exchange under the symbol "SCU" and in Canada on the Toronto Stock Exchange under the symbol "SME."

Forward-looking Statements
This press release contains certain “forward-looking statements”, as defined in the United States Private Securities Litigation Reform Act of 1995, and within the meaning of Canadian securities legislation, relating to potential future production and growth, proposed new wells and infrastructure improvements affecting the Company’s operations. Forward-looking statements are statements that are not historical facts; they are generally, but not always, identified by the words “expects,” “plans,” “anticipates,” “believes,” “intends, “estimates,” ”projects,” “aims,” “potential,” “goal,” “objective,” “prospective,” and similar expressions, or that events or conditions “will,” “would,” “may,” “can,” “could” or “should” occur. Forward-looking statements are based on the beliefs, estimates and opinions of Storm Cat’s management on the date the statements are made and they involve a number of risks and uncertainties. Consequently, there can be no assurances that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Storm Cat undertakes no obligation to update these forward-looking statements if management’s beliefs, estimates or opinions, or other factors, should change. Factors that could cause future results to differ materially from those anticipated in these forward-looking statements include, but are not limited to, the volatility of natural gas prices, the possibility that exploration efforts will not yield economically recoverable quantities of gas, accidents and other risks associated with gas exploration and development operations, the risk that the Company will encounter unanticipated geological factors, the Company’s need for and ability to obtain additional financing, the possibility that the Company may not be able to secure permitting and other governmental clearances necessary to carry out the Company’s exploration and development plans, and the other risk factors discussed in greater detail in the Company’s various filings on SEDAR (www.sedar.com) with Canadian securities regulators and its filings with the U.S. Securities and Exchange Commission, including the Company’s Form 10-K for the fiscal year ended December 31, 2007.

Company Contact:

William Kent
Director, Investor Relations
Phone: 303-991-5070
www.stormcatenergy.com

CONSOLIDATED BALANCE SHEETS
(Stated in U.S. Dollars and in thousands, except share amounts)

	March 31,	December 31,
	2008	2007
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$874	$1,133
Accounts receivable:
Joint interest billing	1,470	1,701
Revenue receivable	3,447	2,444
Fair value of derivative instruments	─	1,760
Prepaid costs and other current assets	2,847	2,941
Total current assets	8,638	9,979
PROPERTY AND EQUIPMENT (full cost method), at cost:
Oil and gas properties:
Unproved properties	50,953	51,438
Proved properties	86,454	78,096
Less accumulated depreciation, depletion, and amortization	(14,264)	(12,228)
Oil and gas properties, net	123,143	117,306
Other property	1,113	1,180
Accumulated depreciation	(848)	(778)
Total other property, net	265	402
Total property and equipment, net	123,408	117,708
OTHER NON-CURRENT ASSETS:
Restricted cash	351	685
Debt issuance costs, net of accumulated amortization of $2,274 and $1,988, respectively	3,198	3,435
Accounts receivable long-term	1,354	759
Fair value of derivative instruments	888	─
Total other non-current assets	5,791	4,879
Total assets	$137,837	$132,566

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$7,406	$5,825
Revenue payable	2,422	1,678
Accrued and other liabilities	4,185	4,131
Interest payable	(13)	12
Share-based payments liability	504	394
Fair value of derivative instruments	6,849	─
Total current liabilities	21,353	12,040
NON-CURRENT LIABILITIES:
Ad valorem taxes payable	276	0
Asset retirement obligation	1,806	1,713
Fair value of derivative instruments	─	183
Bank debt	51,311	43,056
Convertible notes payable	50,195	50,195
Total non-current liabilities	103,588	95,147
Total liabilities	124,941	107,187

SHAREHOLDERS' EQUITY:
Common shares, without par value, unlimited authorized, issued and outstanding: 81,096,070 at March 31, 2008 and 81,087,320 at December 31, 2007	69,834	69,834
Additional paid-in capital	5,778	5,640
Accumulated other comprehensive income (loss)	(1,536)	7,483
Accumulated deficit	(61,180)	(57,578)
Total shareholders' equity	12,896	25,379
Total liabilities and shareholders' equity	$137,837	$132,566

CONSOLIDATED STATEMENTS OF OPERATIONS
(Stated in U.S. Dollars and in thousands, except share and per share amounts)

	For the Three Months Ended March 31,
	2008	2007
NATURAL GAS REVENUE	$6,017	$3,912

OPERATING EXPENSES:
Gathering and transportation	803	561
Lease operating expenses	1,664	576
Production and ad valorem taxes	739	327
General and administrative	1,716	2,662
Depreciation, depletion, amortization and accretion of asset retirement obligation	2,162	1,634
Total operating expenses	7,084	5,760
Operating loss	(1,067)	(1,848)

OTHER INCOME (EXPENSE):
Interest expense	(2,269)	(629)
Interest and other miscellaneous income	20	32
Amortization of deferred financing costs	(286)	─
Total other income (expense)	(2,535)	(597)

Loss before taxes	(3,602)	(2,445)

Recovery of future income tax asset from flow-through shares	─	1,095

NET LOSS	$(3,602)	$(1,350)
Basic and diluted loss per share	$(0.04)	$(0.02)
Weighted average number of shares outstanding	81,087,416	80,498,487

CONSOLIDATED STATEMENT OF CASH FLOWS
(Stated in U.S. Dollars and in thousands)

	For the Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(3,602)	$(1,350)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Recovery of future income tax asset from flow-through shares	─	(1,090)
Share-based payments	266	454
Depreciation, depletion, amortization and accretion of asset retirement obligation	2,162	1,677
Amortization of debt issuance costs	286	─
Changes in operating assets and liabilities:
Accounts receivable	(673)	1,437
Other current assets	(21)	(1,538)
Accounts payable	(1,050)	(456)
Accrued interest and other current liabilities	7,745	(1,736)
Net cash provided by (used in) operating activities	5,113	(2,602)
Cash flows from investing activities:
Restricted cash	1,075	─
Capital expenditures - oil and gas properties	(6,842)	(21,446)
Capital expenditures - other assets	51	(11)
Fair value of derivatives	(8,203)	378
Net cash used in investing activities	(13,919)	(21,079)
Cash flows from financing activities:
Issuance of common stock	─	811
Debt issuance costs	101	(7,630)
Proceeds from bank debt	8,255	─
Proceeds from convertible notes payable	─	32,950
Net cash provided by financing activities	8,356	26,131
Effect of exchange rate changes on cash	191	(1,017)
Net decrease in cash and cash equivalents	(259)	1,433
Cash and cash equivalents at beginning of period	1,133	5,299
Cash and cash equivalents at end of period	$874	$6,732

Supplemental disclosure of cash flow information:
Cash paid for interest	$1,176	$792
Supplemental disclosure of non-cash investing and financing activities:
Capital accruals and asset additions	$10,049	$5,300
Increase in asset retirement obligation	$64	$44

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(Stated in U.S. Dollars and in thousands)

	For the Three Months Ended
	March 31,
	2008	2007
Net loss	$(3,602)	$(1,350)
Depreciation, depletion, amortization and accretion	2,162	1,634
Interest Expense	2,249	597
Income Taxes	─	(1,095)
Amortization of Debt Issuance Costs	286	─
EBITDA	1,095	(214)
Stock-based compensation expense	266	447
Adjusted EBITDA(1)(3)	$1,361	$233

RECONCILIATION OF OPERATING LOSS TO OPERATING CASH FLOW
(Stated in U.S. Dollars and in thousands)

	For the Three Months Ended
	March 31,
	2008	2007
Operating loss	$(1,067)	$(1,848)
General and administrative	1,716	2,662
Depreciation, depletion, amortization and accretion	2,162	1,634
Operating Cash Flow (2)(3)	$2,811	$2,448
_____________
(1)
We have included Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization, and share-based compensation expense) because we believe it provides investors with a useful industry comparative and is a financial measure used by management to assess the performance of our Company.

(2)	We have included Operating Cash Flow (natural gas revenues less lease operating expenses, gathering and transportation expenses and production taxes) because we believe it provides useful information to assess our performance and to measure our cash flows from operations for our investors.

(3)
We believe EBITDA, Adjusted EBITDA and Operating Cash Flow provide useful measures of cash flows from operations for our investors because EBITDA, Adjusted EBITDA and Operating Cash Flow are industry comparative measures of cash flows generated by our operations and because they are financial measures used by management to assess the performance and liquidity of our Company.  EBITDA, Adjusted EBITDA and Operating Cash Flow are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States of America and should not be considered in isolation or construed as a substitutes for net income (loss) or other operations data or cash flow data prepared in accordance with accounting principles generally accepted in the United States of America for purposes of analyzing our profitability or liquidity.  In addition, not all funds depicted by EBITDA, Adjusted EBITDA and Operating Cash Flow are available for management’s discretionary use.  For example, a portion of such funds are subject to contractual restrictions and functional requirements to pay debt service, fund necessary capital expenditures and meet other commitments from time to time as described in more detail in the Company’s 2007 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008.  EBITDA, Adjusted EBITDA and Operating Cash Flow, as calculated, may not be comparable to similarly titled measures reported by other companies.